UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2008

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-18492

NEW JERSEY (State or other jurisdiction of incorporation or organization)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive
Somerset, NJ 08873
(Address and zip code of principal executive offices)

(877) 523-9897
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2008, TeamStaff, Inc. (“TeamStaff”) entered into a $3,000,000 amended and restated loan and security agreement, as described below under Item 2.03. The description of the loan (and related transactions) under Item 2.03 is incorporated into this Item by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2008, TeamStaff, Inc. (“TeamStaff”) and its wholly-owned subsidiaries, TeamStaff Rx, Inc. (“RX”) and TeamStaff Government Solutions, Inc. (“TGS” and together with RX and TeamStaff collectively, the “Company”) entered into an Amended and Restated Loan and Security Agreement dated as of March 28, 2008 (the “Loan Agreement”) with Business Alliance Capital Company (“BACC”), a division of Sovereign Bank (the “Lender”). Effective April 1, 2008, BACC changed its name to Sovereign Business Capital.

Under the Loan Agreement, the Lender agreed to provide a revolving credit facility to the Company in an aggregate amount of up to $3,000,000, subject to the further terms and conditions of the Loan Agreement. The loan is secured by a first priority lien on all of the Company’s assets. Previously in 2005, the Company and PNC Bank, National Association (“PNC”) had entered into a $8,000,000 revolving credit facility (“PNC Loan Facility”). Pursuant to the Loan Agreement, the Lender (i) acquired by assignment from PNC all right, title and interest of PNC under the PNC Loan Facility, the PNC note and related loan documentation, and (ii) restructured the PNC Loan Facility into a $3,000,000 three (3) year revolving credit facility. The Company’s ability to request loan advances under the Loan Agreement is subject to computation of the Company’s advance limit and compliance with the covenants and conditions of the loan. The loan is for a term of 36 months and matures on March 31, 2011. Interest on the loan accrues on the daily unpaid balance of the loan advances at a per annum rate of one-quarter (.25%) percentage point above the Prime Rate in effect from time to time, but not less than five and one-half percent (5.5%) per annum.

The Loan Agreement requires compliance with customary covenants and restrictions on the Company’s ability to, among other things, dispose of certain assets, engage in certain transactions, incur indebtedness and pay dividends. The Loan Agreement also provides for customary events of default following which, the Lender may, at its option, accelerate the amounts outstanding under the Loan Agreement.

On April 3, 2008, the Company issued a press release announcing the closing of the Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the amended and restated revolving credit master promissory note issued to the Lender which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008.

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibits are filed or furnished herewith.

Exhibit No.	Description of Document
99.1	Press Release dated April 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEAMSTAFF, INC.

By:	/s/ Rick Filippelli
Name:	Rick Filippelli
Title:	Chief Executive Officer
Date:	April 3, 2008

Exhibit Index

Exhibit No.	Description of Document
99.1	Press Release dated April 3, 2008